Exhibit 99.1

Investor Presentation Second Quarter 2021

Disclosure Forward - Looking Statements This presentation contains forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 . In some cases, such forward - looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words . Forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements . Although it is not possible to identify all of these risks and factors, they include, among others, the following : the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves ; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended ; downgrades in the financial strength rating of our regulated insurance subsidiaries may impact our ability to attract and retain insurance and reinsurance business that our subsidiaries write, our competitive position, and our financial condition ; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel ; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both ; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships ; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships ; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss ; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform their reimbursement obligations ; inadequacy of premiums we charge to compensate us for our losses incurred ; changes in laws or government regulation, including tax or insurance law and regulations ; the ongoing effect of Public Law No . 115 - 97 , informally titled the Tax Cuts and Jobs Act, which may have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as taxes on our shareholders ; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U . S . federal income taxation ; the Company or any of its foreign subsidiaries becoming subject to U . S . federal income taxation ; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities ; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events ; the effects of the COVID - 19 pandemic and associated government actions on our operations and financial performance ; potential effects on our business of emerging claim and coverage issues ; exposure to credit risk, interest rate risk and other market risk in our investment portfolio ; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents ; our ability to manage our growth effectively ; failure to maintain effective internal controls in accordance with Sarbanes - Oxley Act of 2002 , as amended (“Sarbanes - Oxley”) ; and changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends . Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward - looking statements, is contained in our filings with the U . S . Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10 - K filed with the SEC on February 26 , 2021 and our Quarterly Report on Form 10 - Q filed with the SEC on August 5 , 2021 . These forward - looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward - looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise . Non - GAAP Financial Measures This presentation contains non - GAAP financial measures as defined by Regulation G of the rules of the SEC . These non - GAAP measures, such as underwriting profit, adjusted net operating income, tangible equity and adjusted net operating return on average tangible equity (which is calculated as adjusted net operating income divided by the average tangible equity for the trailing five quarters) are not in accordance with, nor are they a substitute for, GAAP measures . We believe these non - GAAP measures provide users of our financial information useful insight into our performance . Investors should consider non - GAAP measures in addition to, and not as a substitute for, or superior to, the comparable GAAP measures . Please refer to pages 25 & 26 of this presentation for a reconciliation of the non - GAAP financial measures to the equivalent GAAP equivalents . Ratings Disclaimer Notice Reproduction of any information, data or material, including ratings (“Content”) in any form is prohibited except with the prior written permission of the relevant party . Such party, its affiliates and suppliers (“Content Providers”) do not guarantee the accuracy, adequacy, completeness, timeliness or availability of any Content and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such Content . In no event shall Content Providers be liable for any damages, costs, expenses, legal fees, or losses (including lost income or lost profit and opportunity costs) in connection with any use of the Content . A reference to a particular investment or security, a rating or any observation concerning an investment that is part of the Content is not a recommendation to buy, sell or hold such investment or security, does not address the suitability of an investment or security and should not be relied on as investment advice . Credit ratings are statements of opinions and are not statements of fact . Market and Industry Data This presentation includes market and industry data, forecasts and projections . We have obtained certain market and industry data from publicly available industry publications . These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed . The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved . 2

Executive Summary

4 Overview of James River x Renew our unrelenting focus on underwriting profitability x Generate superior underwriting margins from our niche casualty focused risk, while growing both non - risk bearing fee income and investment income x Continue to focus on the small and middle market, where we have earned superior returns over our 19 year history x Target low volatility casualty risk with low retentions and little property exposure x Seek out new opportunities to meaningfully build fee income and increase the proportion of total company non - risk earnings x Optimize investment returns - upside generated from unique strategies representing a small portion of our portfolio x We anticipate a low double digit ROATE for the balance of 2021 and future periods We seek to deliver a consistent, top tier return on tangible equity and generate sector leading value creation

Second Quarter 2021 Review  Strong results across the Group underlie the resiliency of the organization and strength and depth of relationships with distribution partners .  Net Income of $ 20 . 8 million - ( $ 0 . 60 per diluted share) and Adjusted Net Operating Income of $ 18 . 8 million - ( $ 0 . 54 per diluted share) . Adjusted Net Operating Return on Average Tangible Equity of 14 . 2% . No reserve development in Commercial Auto .  15 % growth in Core E&S (1) gross written premiums (ten out of twelve core underwriting divisions grew) and an 18 . 1 % increase in E&S renewal rates, marking the eighteenth consecutive quarter of rate growth and compounding to 42 . 5 % over the same period .  59 % growth in fronting gross written premiums, contributing to a 46 % increase for the Specialty Admitted Insurance segment . The fronting business and fee income continue to scale meaningfully, as recently added programs continue to mature and expand . Excluding a one - time catch up in fee income in the second quarter of 2020 , fee income would have increased 33 % over the prior year quarter .  Combined ratio of 89 . 7 % for the Group and 77 . 2 % in the E&S segment, an improvement of 5 . 3 and 6 . 8 points, respectively, over the prior year quarter . Record quarterly underwriting profit of $ 25 . 7 million for the combined operating segments  $ 3 . 5 M of net favorable development on prior accident year loss reserves, driven by $ 7 . 5 M of favorable development in Core E&S (1) and $ 1 . 0 M in the Specialty Admitted segment, partially offset $ 5 . 0 M of adverse development in our Casualty Reinsurance segment . C ommercial auto loss emergence was in line with our indications in the quarter, and accordingly, no additional reserve development was taken . Our claims closure rate remained strong .  Tangible Book Value per Share (2) of $ 17 . 78 , an increase of 30 % from March 31 , 2021 , before the deduction of dividends, reflecting second quarter results and $ 192 . 1 million of net proceeds ( 6 . 5 million new shares issued) from the common share offering which closed on May 10 , 2021 . 5 (1) Core E&S represents the Excess and Surplus Lines segment excluding commercial auto. (2) Tangible book value per share is a Non - GAAP Financial Measure. Please see reconciliation of GAAP to Non - GAAP measures in the App endix.

Commercial Auto Overview:
Claims and Reserves Statistics

Claims emergence pattern and internal actuarial work continues to support our current level of carried reserves; we did not experience any development on this block during 2Q21.

Current Reserve Mix:
39% IBNR
61% Case
Meaningful IBNR Balance For Book in Run Off Since FY 2019

$400M
Current Commercial Auto Reserves

Infrequent Newly Reported Claims in Runoff Portfolio; No Accidents in that Portfolio Insured After **12/31/2019**

Closing
Run-off Related Claims Quickly

Closed **~66%** of Open Claims Since Large Account Went Into Run Off in December 2019

~7,000
Current Open Claims
Closing **~75-100** Claims Per Week
Closed **>400K** Claims

~$55K
Average Reserve Per Open Claim
Meaningfully Higher Than **$43K** Average Net Paid Per Open Claim

JAMES RIVER GROUP HOLDINGS, LTD.
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Capital Position

($ and shares in M)	Q4 2020	Q1 2021	Q2 2021
Assets			
Cash and Cash Equivalents	$ 162.3	$ 183.5	$ 360.9
Goodwill and Intangible Assets	218.2	218.2	218.1
Total Assets	5,063.1	5,109.7	5,391.8
Liabilities and Shareholders' Equity			
Reserve for Losses and Loss Adjustment Expenses	2,192.1	2,413.8	2,447.0
Senior Debt	262.3	262.3	262.3
Junior Subordinated Debt	104.1	104.1	104.1
Total Debt	366.4	366.4	366.4
AOCI	81.9	39.2	54.6
Total Shareholders' Equity	795.6	639.6	858.5
Total Tangible Shareholders' Equity	577.4	421.5	640.4
BVPS	$ 25.96	$ 20.78	$ 23.03
TBVPS	$ 18.84	$ 13.70	$ 17.18
Shares Outstanding	30.6	30.8	37.3
Leverage Ratio (1)	30%	35%	28%
NWP / Tangible Shareholders' Equity (2)	1.12x	1.63x	1.12x

Commentary

- Completed equity raise has bolstered the balance sheet to position the business for profitable growth at current strong pace to generate a compelling return on tangible equity
  - Provided for continued growth at current pace, while maintaining operating and financial leverage ratios within recent historical ranges
    - Target range for operating leverage of 1.2x – 1.5x and financial leverage of 25% – 33%
- Current operating leverage of 1.12x and financial leverage of 28%; record tangible shareholders' equity of $640 million
- Our Core E&S and Specialty Admitted businesses continue to be our main sources of growth and drive our anticipated returns of a low double digit ROATE

Our balance sheet enables us to continue to capitalize on tailwinds from a hard P&C market and a re-opening economy

(1) Leverage ratio, in accordance with the Company's credit agreements, is calculated as adjusted consolidated debt / total capital. Adjusted consolidated debt treats hybrid securities as equity capital up to 15% of total capitalization. Total capital is defined as total debt plus tangible equity excluding accumulated other comprehensive income.
(2) NWP for the trailing twelve month period.

JAMES RIVER GROUP HOLDINGS, LTD.

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Our Business

- We are a specialty, low volatility underwriting company with an attractive, sizeable Excess & Surplus ("E&S") franchise and rapidly scaling "capital light" fronting business with an efficient structure (Bermuda)
- Little to no catastrophe or cyber exposure
- Our focus is small and medium sized commercial account Excess & Surplus Lines casualty business which we look to continue to complement with a growing fee business within our Specialty Admitted segment

Our Key Growth Opportunities

E&S Segment

- Focus is on small and medium sized commercial account E&S casualty business: generally $1.0M per occurrence limits; ~$21,000 avg. premium per account; significant strength in current market
- "Core E&S" excludes commercial auto, the bulk of which is in run off as of 12/31/2019
- Core E&S has experienced 18 consecutive quarters of positive renewal rate increases; 43% CAGR over that time period
- Underwritten by specialists in 13 divisions and distributed through 110+ broker groups

PROFITABLE SPECIALTY UNDERWRITING

56% FY 2020 Consolidated GWP(1)

$699.1M FY 2020 GWP

$98.4M FY 2020 Underwriting Profit(2)

Specialty Admitted Segment

- Segment includes (i) a growing, deal-driven, "capital light" fee business which fronts admitted and non-admitted business and (ii) a targeted book of workers' compensation risks
- In 2020, we added 8 new programs, which continue to grow in size. Pipeline is robust
- Business is scaling well, as fee and premium income grow with a stable expense and capital base
- Gross fee income of $15.8M in FY 2019 and $19.3M in FY 2020

A FOCUS ON FEE INCOME

33% FY 2020 Consolidated GWP(1)

$408.7M FY 2020 GWP

$4.2M FY 2020 Underwriting Profit

Casualty Reinsurance Segment

- Third-party proportional and working-layer excess casualty business focused on small and medium U.S. specialty lines
- Experiencing significant positive renewal rate increases similar to the E&S segment
- Loss mitigation features are heavily used across the book
- Significantly downsized and de-risked during 2018 to optimize group returns and structure

LOW VOLATILITY UNDERWRITING

12% FY 2020 Consolidated GWP(1)

$149.2M FY 2020 GWP

JAMES RIVER GROUP HOLDINGS, LTD.

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(1) Does not add up to 100% due to rounding.
(2) Underwriting profit is shown for Core E&S and excludes adverse development of $91.4M related to the commercial auto business.

Attractive Growth Businesses

- **Already hard E&S market poised for continued profitable growth as new businesses replace failed businesses in the wake of COVID-19, and are forced to find insurance coverage in the E&S market given their lack of insurance loss history**
- Our primary businesses (Core E&S and Specialty Admitted) have been profitably and consistently growing since 2013, and represented 86% of gross written premiums in 2020 (85% for the first half of 2021)
- Core E&S GWP has grown substantially (+30% in 2020, +24% in the first half of 2021)
- Core E&S is benefiting from significant rate hardening and strong submission flow as major industry competitors retrench and standard market writers recalibrate their risk appetite

Historical GWP ($M) (1)

Growing businesses % of Consolidated GWP:



57%
53%
57%
60%
55%
61%
61%
86%
26% CAGR in growing businesses GWP (2013- 2020)
$189.9
$218.1
$234.9
$260.8
$282.2
$334.4
$516.8
$669.1
$20.6
$59.4
$91.0
$182.2
$316.4
$374.3
$387.6
$408.7
2013
2014
2015
2016
2017
2018
2019
2020
Core E&S
Specialty Admitted
Commercial Auto
Casualty Re

Quarterly Core E&S Renewal Rate Increases

Compound aggregate rate increases on renewal book last 18 quarters = 43%



13%
2%
2%
10%
3%
5%
6%
6%
14%
19%
13%
9%
15%
18%
Q1 '18
Q2 '18
Q3 '18
Q4 '18
Q1 '19
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20
Q1 '21
Q2 '21

(1) The large commercial auto account in runoff represents the bulk of our commercial auto gross written premiums through 12/31/2019. None of the remaining commercial auto business we write is exposed to the "ride-share" sector.

JAMES RIVER GROUP HOLDINGS, LTD.
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10 What is Driving Growth in the E&S Market? The E&S market began experiencing rate hardening in late 2018/early 2019 and the hardening significantly accelerated in 2020 driven by the Global Pandemic. Admitted market casualty pricing has not been keeping up with loss cost inflation for years. Admitted market carriers have thus been tightening underwriting guidelines or non - renewing business, pushing it to the E&S market Increasing jury verdicts and social inflation Reopening economy in the wake of a recession Increased risk of cyber threats as the world becomes more digitized Emergence of novel health risks Increasing catastrophe losses and risk of climate change (1) + (1) We have structured our reinsurance agreements so that our modeled net pre - tax loss from a 1/1000 year probable maximum loss ("PM L") event would not exceed $10.0 million on a group - wide basis. Please refer to our 10 - K filing for a detailed description of our reinsurance program. We believe we have little social inflation in our Core E&S book given its small account nature, client risk profile and limits deployment New business formation and small business revamp are our key clients; significant growth in contract binding business We have negligible cyber exposure as an underwriter The overwhelming majority of our Core E&S book has an organic pathogen exclusion We write little cat exposed property, and for the risks we do insure we have robust reinsurance protection up to the 1:1,000 per year level 1)

Building a Best-in-Class Core E&S Business

- Calendar paid and reported loss ratios continued to be extremely low in recent periods; 18.8% and 32.9%, respectively for 2021 YTD, following 26.4% and 30.0%, respectively, for full year 2020
  - In the 2020 accident year, frequency was 20% - 30% lower than prior periods and severity remained benign
  - We assume that this decline in frequency is temporary in our 2021 loss picks and don't believe we will experience a catchup in reported claims from the 2020 accident year

Core E&S Initial and Developed Accident Year Loss Ratios

AYs have developed favorably by over 8 points on average since 2013



2013 69% 59%
2014 71% 56%
2015 76% 66%
2016 72% 65%
2017 67% 57%
2018 69% 61%
2019 71% 65%
2020 62% 62%
Initial Loss "Pick"
Current Loss Ratio

Core E&S Calendar Year Loss Ratio vs. Surplus Line Specialists Peer Group[(1)]

— Specialist Peer Group 2007 – 2020 Average Loss Ratio: 61%
— JRVR 2007 – 2020 Average Loss Ratio: 57%

JRVR has generated over 4 points of underwriting alpha vs. peer group



2007 56% 57%
2008 61% 64%
2009 63% 59%
2010 55% 60%
2011 49% 64%
2012 53% 66%
2013 40% 57%
2014 52% 60%
2015 57% 56%
2016 55% 60%
2017 58% 63%
2018 67% 63%
2019 69% 61%
JRVR Core E&S Loss Ratio
Specialist Peer Group

Source: Company filings, A.M. Best data and research, and S&P Global Market Intelligence (and its affiliates, as applicable).
(1) Specialists Peer Group = Alleghany Insurance Holdings Group, Argo Group, Crum & Forster Insurance Group, Global Indemnity Group, HIIG Group, Houston Casualty Group, IFG Companies, Kinsale Insurance Company, Markel Corporation Group, RLI Group, W.R. Berkley Insurance Group.

JAMES RIVER GROUP HOLDINGS, LTD.
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Specialty Admitted Segment: Growth in Process 12 Fronted Programs GWP ($M) Fee Income ($M) • Fronting business continues to experience meaningful growth as recently added programs mature and expand • Eight new programs added since Q2 2020 will continue to ramp through 2021 • Capital light, deal - driven business with limited risk retention • Lower risk fee - income business complements our highly profitable Core E&S underwriting business • Increased demand for fronting paper driven by hard market conditions as start - ups and MGAs/MGUs search for capacity • Seeing encouraging signs of growth for our largest program partner as the economy recovers and workers’ compensation pricing begins to inflect higher after years of soft market conditions Fronted programs premium represent 88% of the GWP of our Specialty Admitted Segment (1) Consistent and predictable stream of earnings (1) As of Q2 2021. (2) Q2 2020 included a one - time adjustment of $1.3 million. (2)

0% 26% 30% 31% 34% 59% 100% 13 We Represent a Unique Investment Opportunity Source: S&P Global Market Intelligence (and its affiliates, as applicable), SEC filings. (1) Weather related catastrophe losses only. Excludes catastrophe losses from COVID - 19 for those companies who categorize COVID - 19 a s a catastrophe. (2) Statutory E&S direct written premium as defined and calculated by S&P Global Market Intelligence. Represents statutory E&S di rec t written premium divided by GAAP gross written premium. Excludes companies with total gross written premium of less than $150.0M. (3) 59% is based on statutory E&S DWP premium as defined and calculated by S&P Global Market Intelligence. 70% is based on GAAP E &S GWP (including assumed business in our Casualty Reinsurance segment). 0% 0% 2% 3% 6% 6% 7% 2020 Cat Losses % of Loss Ratio (1) 2020 E&S DWP as a % of total GWP (2) Our focus on low volatility, niche casualty E&S business results in little to no cat exposure, differentiating us from public specialty peers We are the 2 nd most concentrated company in terms of E&S exposure, providing investors concentrated exposure to an attractive market (3) 70% (3)

Our Valuation Supports Meaningful Upside JRVR Historical Discount to Peers (2) We have historically traded at a discount to peers based on a regression analysis Source: SNL Financial; market data and analyst estimates as of July 27, 2021 (1) Mean analyst consensus operating earnings per share for the full financial year divided by March 31, 2021 tangible equity per sh are for all companies except for RLI and WRB which are as of June 30, 2020. TBV used for JRVR is $16.46 which is 1Q21 TBV pro forma for the May 2021 equity issuance. (2) Discount calculated as the variance between price to tangible book value and implied price to tangible book value based on th e r egression of FY+1 ROATE and price to tangible book value of the peer group. Peers include: MKL, WRB, RLI, KNSL, ARGO, and AMSF. (3) Based upon JRVR mean 2022E consensus operating EPS estimates of $2.48 per SNL Financial. P/TBV vs Operating ROTE (1) We are “inexpensive” relative to our specialty peers: Our current valuation supports meaningful upside Price/2022E Consensus EPS (3) We trade at the low end of our peers on a price to 2022E consensus EPS basis VALUATION HAS MEANINGFUL UPSIDE OPPORTUNITY TO NARROW DISCOUNT 2022E P/E MULTIPLE AT LOW END OF PEERS 14 10/8/2019 – 12/31/2019: Exit from large comm’l auto account JRVR AMSF ARGO KNSL MKL RLI WRB 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 8.0% 12.0% 16.0% 20.0% Price to TBV 2022 Consensus ROTE 36.0x 31.2x 19.5x 18.1x 15.5x 14.6x 12.2x KNSL RLI AMSF MKL WRB JRVR ARGO Median: 18.1x

Appendix

Broad Risk Appetite Permits Us to 'Pick Our Spots'

Our high caliber underwriting team, and use of proprietary technology, provide significant expertise to price our increased submission flow of skillfully underwritten risks

- During the second quarter of 2021, renewal rates increased 18.1% across our core E&S business (the eighteenth consecutive quarter of rate increases) over the same period last year

($ in millions)		Gross Written Premiums				
Division	Lead U/W Years of Industry Experience	Six Months Ended Jun 30, 2021	Six Months Ended Jun 30, 2020	Year Ended Dec 31, 2020	Year Ended Dec 31, 2019	Description
Excess Casualty	37	$131.5	$83.8	$213.0	$119.0	Following form excess on risks similar to GC and MC
General Casualty (GC)	33	71.2	66.9	125.4	115.8	Premises ops (e.g., apartments, offices & restaurants)
Manufacturers & Contractors (MC)	37	67.5	60.0	122.9	105.1	Products liability & completed operations exposure
Excess Property	35	24.5	20.1	37.3	31.6	CAT-exposed excess property > 1/100 year return period
Energy	35	21.7	21.0	51.1	45.4	Contractors, mining, alternative energy & utilities
Allied Health	27	18.8	14.5	26.9	26.7	Long-term care, outplacement facilities & social services
Small Business	27	16.1	12.1	24.8	19.7	Small accounts similar to GC and MC. Includes contract binding business
Life Sciences	37	14.1	14.1	35.2	24.5	Nutrition products, medical devices and human clinical trials
Commercial Auto	33	12.8	13.8	30.0	405.6	Hired / non-owned auto, ride share (1)
Environmental	35	7.9	9.6	17.8	16.5	Environmental contractors and consultants
Professional Liability	27	4.1	3.7	6.9	6.5	E&O for non-medical professionals (lawyers, architects, engineers)
Sports & Entertainment	33	4.3	2.7	6.1	4.2	Amusement parks, campgrounds, arenas
Medical Professional	27	0.9	0.9	1.7	1.7	Non-standard physicians and dentists
Total		$395.4	$323.2	$699.1	$922.3	
Core E&S		$382.6	$309.4	$669.1	$516.7	
Commercial Auto		$12.8	$13.8	$30.0	$405.6	

(1) A large commercial auto account in runoff represents the bulk of our commercial auto gross written premiums through 2019. None of the remaining commercial auto business we write after 2019 is exposed to the ride share sector.

JAMES RIVER GROUP HOLDINGS, LTD.

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$23.0 $25.4 $27.3 $28.9 $29.8 $29.9 $31.5 $34.6 $40.3 $47.6 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 17 73% 88% 71% 75% 74% 83% 100% 94% 87% 95% 108% 103% 96% 97% 98% 101% 104% 99% 99% 99% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 E&S Industry Combined Ratio P&C Industry Combined Ratio The E&S Market is Highly Attractive U.S. Excess & Surplus Lines DWP ($M) Profitability of E&S Industry vs. Total P&C Industry: 10 Year Combined Ratio Source: S&P Global Market Intelligence (and its affiliates, as applicable). P&C Industry 2011 – 2020 Average Combined Ratio: 100% E&S Industry 2011 – 2020 Average Combined Ratio: 84% 18% 16% 10% E&S industry DPW has grown at double digit rates the past 3 years driven by rising renewal rates and changes in risk appetite 2012 – 2017 Average Growth Rate: 5% E&S market generated 16 points of underwriting alpha compared to the broader P&C industry

Appendix: Q1 2021 Earnings

Consolidated Performance

($ in M, except per share amounts)	2Q20	2Q21	Change (%)
Income as Reported	$35.6	$20.8	(42%)
Net Realized and Unrealized Gains on Investments (1)	(19.8)	(2.7)	(86%)
Other Expenses	1.6	0.7	(56%)
Adjusted Net Operating Income	17.4	18.8	8%
Earnings Per Share			
Basic	$1.17	$0.61	N/M
Diluted	$1.16	$0.60	N/M
Adjusted Net Operating Income Per Share			
Basic	$0.57	$0.55	N/M
Diluted	$0.56	$0.54	N/M
Weighted-Average Common Shares Outstanding			
Basic	30.5	34.4	13%
Diluted	30.7	34.6	13%
Key Income Statement Items			
Gross Written Premiums	301.6	380.1	26%
Net Written Premiums	165.8	193.6	17%
Net Earned Premiums	148.8	172.7	16%
Net Investment Income	15.4	14.3	(7%)
Underwriting Ratios and Returns			
Accident Year Loss Ratio	65.6%	65.7%	0.1%
Prior Year Development	0.8%	(2.0%)	(2.8%)
Loss Ratio	66.4%	63.7%	(2.7%)
Expense Ratio	28.6%	26.0%	(2.6%)
Combined Ratio	95.0%	89.7%	(5.3%)
Accident Year Combined Ratio	94.2%	91.7%	(2.5%)
Key Balance Sheet Items			
BVPS	$26.04	$23.03	(12%)
TBVPS	$18.89	$17.18	(9%)

Commentary

- 26% increase in GWP
    - All 3 segments contributed to the growth with Core E&S +15% and fronting business +59% the primary drivers
- 17% increase in NWP
- Combined ratio of 89.7% for the Group and 77.2% in the E&S segment, an improvement of 5.3 and 6.8 points, respectively, over the prior year quarter.
- Record quarterly underwriting profit of $25.7 million for the combined operating segments
- Net favorable reserve development of $3.5M compared to net unfavorable reserve development of $1.1M in the prior year quarter (representing a 2.0 decrease and 0.8 percentage point increase to our loss ratio in the periods, respectively)
- Group expense ratio of 26.0% decreased from 28.6% in the prior year quarter, principally due to expense reduction initiatives and growth in lines of business with lower net commissions

JAMES RIVER GROUP HOLDINGS, LTD. 19

(1) Includes gains of $1.4M and $2.3M for the change in net unrealized gains/losses on equity securities and bank loan participations in the three months ended June 30, 2021, respectively ($4.0M and $26.6M in the three months ended June 30, 2020, respectively).

E&S Segment Performance

($ in M)	2Q20	2Q21	Change (%)
Gross Written Premiums	$187.0	$214.0	14%
Net Written Premiums	126.8	135.2	7%
Net Earned Premiums	100.8	117.9	17%
Losses and Loss Adjustment Expenses	(63.4)	(69.6)	10%
Underwriting Expenses	(21.3)	(21.4)	0%
Underwriting Profit (1)	16.1	26.9	67%
Ratios			
Accident Year Loss Ratio	65.7%	65.3%	(0.4%)
Prior Year Development	(2.8%)	(6.3%)	(3.5%)
Loss Ratio	62.9%	59.0%	(3.9%)
Expense Ratio	21.1%	18.2%	(2.9%)
Combined Ratio	84.0%	77.2%	(6.8%)
Accident Year Combined Ratio	86.8%	83.5%	(3.3%)

Commentary

- 15% growth in Core E&S GWP
  - Rate and submission volume remain strong
  - Ten out of twelve core underwriting divisions grew
- Due to continued stronger relative growth in our Excess Casualty underwriting division, where we cede a larger portion of risk as compared to other lines, retention declined and NWP increased at a lower rate than GWP
- 18% increase in second quarter 2021 Core E&S renewal pricing, up from 14% in full year 2020
  - 18th consecutive quarter in which E&S rates have increased
  - Compound annual aggregate rate increase in our Core E&S renewal book has been 43% over those 18 quarters
- $7.5M or 6.3 points of net favorable development for Core E&S ($2.8M or 2.8 points net favorable development in prior year quarter). Commercial auto loss emergence in line with expectations in current quarter
- Expense ratio improvement reflects growth of Excess Casualty division which generates meaningful ceding commissions

JAMES RIVER GROUP HOLDINGS, LTD.

20

(1) Underwriting results include fee income of $0.3M and $0.0M for the three months ended June 30, 2020 and 2021, respectively. These amounts are included in "Other income" in our Condensed Consolidated Income Statements.

Specialty Admitted Performance

($ in M)	2Q20	2Q21	Change (%)
Gross Written Premiums	$88.4	$129.2	46%
Net Written Premiums	12.7	21.5	69%
Net Earned Premiums	14.4	18.6	29%
Losses and Loss Adjustment Expenses	(10.6)	(13.4)	26%
Underwriting Expenses	(2.4)	(3.1)	29%
Underwriting Profit [(1)]	1.4	2.1	50%
Gross Fee Income	5.4	5.4	0%
Ratios			
Accident Year Loss Ratio	80.3%	77.3%	(3.0%)
Prior Year Development	(6.9%)	(5.4%)	1.5%
Loss Ratio	73.4%	71.9%	(1.5%)
Expense Ratio	16.7%	16.6%	(0.1%)
Combined Ratio	90.1%	88.5%	(1.6%)
Accident Year Combined Ratio	97.0%	93.9%	(3.1%)

Commentary

- 59% growth in fronting GWP, contributing to 46% growth for Specialty Admitted segment.
- Fronting business and fee income continue to scale meaningfully, as recently added programs continue to mature and expand.
  - Excluding a one-time catch up in fee income in the second quarter of 2020, fee income would have increased 33% over the prior year quarter.
  - Eight new programs added since Q2 2020
- Net written premium increased at a greater rate than gross written premium due to higher retentions on newer fronted business
- $1.0M of net favorable development in both quarters
- Strong pipeline of new fronting relationships

JAMES RIVER GROUP HOLDINGS, LTD.

(1) Underwriting results include fee income of $5.4M for both the three months ended June 30, 2020 and 2021.

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Casualty Reinsurance Performance Commentary • GWP and NWP increased primarily due to growth in existing treaties and underlying rate increases of approximately 16% • $5.0M of net unfavorable development in both quarters, substantially from treaties no longer written 22 ($ in M) Change 2Q20 2Q21 (%) Gross Written Premiums $26.2 $36.9 41% Net Written Premiums 26.2 36.9 41% Net Earned Premiums 33.6 36.2 8% Losses and Loss Adjustment Expenses (24.8) (27.0) 9% Underwriting Expenses (11.4) (12.4) 9% Underwriting Loss (2.6) (3.3) 27% Ratios Accident Year Loss Ratio 59.0% 60.9% 1.9% Prior Year Development 14.8% 13.9% (0.9%) Loss Ratio 73.8% 74.8% 1.0% Expense Ratio 34.1% 34.4% 0.3% Combined Ratio 107.9% 109.2% 1.3% Accident Year Combined Ratio 93.1% 95.3% 2.2%

Investment Portfolio Commentary • The decrease in net investment income was principally caused by lower investment income from restricted cash due to a decline in short term investment yields, and lower investment income from our bank loan portfolio resulting from a smaller portfolio and lower investment yields • We sold 40% of our bank loan portfolio in 2Q 2020 (as measured by par value) as asset values recovered to reduce volatility of our overall portfolio • We are carrying a significantly higher cash balance than we were at the end of the first quarter as we are in the process of putting the proceeds from the May 2021 equity offering to work • Annualized gross investment yield declined primarily as a result of the sale of floating rate bank loan investments as mentioned above Investment Portfolio (as of June 30, 2021) Net Investment Income Breakdown Total Cash and Investments (excluding restricted cash): $2,563.2M Key Portfolio Statistics 2Q20 2Q21 Gross Investment Yield (1) 3.2% 2.8% Average Duration 4.2 years 3.9 years (1) Includes fixed maturity, bank loan and equity securities. 23 ($ in M) Change 2Q20 2Q21 (%) Renewable Energy Investments $0.1 $0.4 253% Other Private Investments 0.3 0.4 31% All Other Net Investment Income 15.0 13.5 (9%) Total Net Investment Income 15.4 14.3 (7%)

Appendix: Non - GAAP Reconciliation

Non - GAAP Measures Reconciliation 25 Source: Company filings. Note: All amounts are for the year ended December 31 for each period indicated, except YTD Q2 2020 and YTD Q2 2021 which are for the six months ended June 30. Non-GAAP Reconciliation Underwriting Profit (Loss) YTD Q2 YTD Q2 ($mm) 2017 2020 2020 2021 Underwriting profit (loss) of the operating segments: Excess and Surplus Lines 29.7$ 42.8$ 19.2$ 9.8$ 24.2$ (124.0)$ Specialty Admitted Insurance 3.2 7.0 5.9 4.2 0.4 3.4 Casualty Reinsurance (1.8) 5.1 (7.2) (18.4) (2.4) (5.0) Total underwriting profit of operating segments 31.1 54.9 17.9 (4.4) 22.2 (125.6) Operating expenses of Corporate segment (25.3) (26.9) (27.7) (29.4) (15.7) (15.9) Underwriting profit (loss) 5.8 28.0 (9.8) (33.8) 6.5 (141.5) Net investment income 61.1 61.3 75.7 73.3 36.1 29.4 Net realized investment (losses) gains (2.0) (5.5) (2.9) (16.0) (36.8) 9.8 Other income and expenses (0.2) (0.8) 0.1 (1.0) (1.2) (1.3) Interest expense (9.0) (11.6) (10.6) (10.1) (5.8) (4.5) Amortization of intangible assets (0.6) (0.6) (0.6) (0.5) (0.3) (0.2) Income (loss) before taxes 55.1$ 70.8$ 51.9$ 11.9$ (1.5)$ (108.3)$ 2018 2019

Non-GAAP Measures Reconciliation

Non-GAAP Reconciliation

($mm) Adj. Net Operating Income (Loss)	2017	2018	2019	2020	YTD Q2 2020	YTD Q2 2021
Income (loss) as reported	$ 43.6	$ 63.8	$ 38.3	$ 4.8	$ (1.2)	$ (82.6)
Net realized inv. (gains) losses	1.4	4.4	3.8	14.8	32.5	(8.5)
Initial public offering costs	-	-	-	-	-	-
Dividend withholding taxes	1.0	-	-	-	-	-
Other expenses	0.5	1.1	0.8	1.6	1.5	1.1
Interest expense on leased building the Company was previosuly deemed to own for accounting purposes	0.8	1.3	-	-	-	-
Adjusted net operating income (loss)	$ 47.3	$ 70.6	$ 42.9	$ 21.2	$ 32.8	$ (90.0)

Tangible Book Value	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	YTD Q2 2020	YTD Q2 2021
Shareholders' equity	$ 677.8	$ 724.7	$ 714.2	$ 762.4	$ 784.0	$ 701.5	$ 687.9	$ 681.0	$ 693.2	$ 694.7	$ 709.2	$ 778.6	$ 795.6	$ 795.7	$ 858.5
Goodwill & intangible assets	(289.8)	(282.4)	(232.7)	(233.9)	(225.0)	(222.6)	(221.9)	(221.3)	(220.7)	(220.2)	(219.3)	(218.8)	(218.2)	(218.5)	(218.1)
Tangible Book Value	$ 388.0	$ 442.3	$ 481.5	$ 528.5	$ 559.0	$ 478.9	$ 466.0	$ 459.7	$ 472.5	$ 474.5	$ 489.9	$ 559.8	$ 577.4	$ 577.2	$ 640.4
Shares Outstanding (000's)	35,718	35,718	35,718	35,718	36,030	28,540	28,540	28,942	29,258	29,697	29,988	30,424	30,649	30,553	37,276
Tangible Book Value per Share	$ 10.86	$ 12.38	$ 13.48	$ 14.80	$ 15.52	$ 16.78	$ 16.33	$ 15.89	$ 16.15	$ 15.98	$ 16.34	$ 18.40	$ 18.84	$ 18.89	$ 17.18

Note: In the Tangible Equity Table, 2008 to 2013 shares outstanding are retroactively adjusted for 50/1 stock split. Additionally, all amounts are as of or for the year ended December 31 for each period indicated, except YTD Q2 2020 and YTD Q2 2021 which are for the six months ended June 30.

Source: Company filings.

JAMES RIVER GROUP HOLDINGS, LTD.

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